Exhibit 23.5

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated February 13, 2003, except for Note 2 as to which the date is September 12, 2003 relating to the financial statements, which appears in Onyx Acceptance Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Orange County, California
January 27, 2004